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                          CONSENT OF PHILIP J. KENDALL

                  I, Philip J. Kendall, hereby accept the nomination to serve as director of J.G. Wentworth & Company, Inc., a Delaware corporation (the "Company"), and consent to be named as a nominee director in the Company's Registration Statement on Form S-1 and all amendments thereto.

                                                         /s/ Philip J. Kendall
                                                         ----------------------
                                                         Philip J. Kendall


Dated: October 13, 1997